UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 31, 2017

AQUA METALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37515	47-1169572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1010 Atlantic Avenue Alameda, California 94501
(Address of principal executive offices)

(510) 479-7635
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 31, 2017, we filed a Current Report on Form 8-K (“Original Report”) to report our appointment of Mark Weinswig to serve as our Chief Financial Officer. We are filing this amendment to the Original Report for purposes of correcting the description contained therein of our grant of restricted stock units, or RSUs, to Mr. Weinswig.

In connection with our appointment of Mr. Weinswig to serve as our Chief Financial Officer, we granted Mr. Weinswig 49,751 RSUs under our Amended and Restated 2014 Stock Incentive Plan. Each RSU entitles Mr. Weinswig to receive, for no consideration, one share of our common stock subject to the vesting of the RSU. The RSUs will vest in three equal installments over a three-year period commencing one year from the date of grant. The RSUs are subject to the terms and conditions of our Amended and Restated 2014 Stock Incentive Plan. In the Original Report, we had incorrectly stated that we had granted Mr. Weinswig 16,584 RSUs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUA METALS, INC.

Dated: August 11, 2017	/s/ Stephen R. Clarke
Stephen R. Clarke
Chief Executive Officer